THIRD AMENDMENT TO CREDIT AGREEMENT AND WAIVER

This THIRD AMENDMENT TO CREDIT AGREEMENT AND WAIVER, dated as of March 30, 2010 (the “Amendment”), to the CREDIT AGREEMENT (as hereinafter defined), is by and among RADIO ONE, INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, N.A. (formerly known as Wachovia Bank, National Association), as Administrative Agent (in such capacity, the “Agent”) and the Lenders (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, the Borrower, the Agent and the several financial institutions from time to time party thereto from time to time as lenders (the “Lenders”) are parties to that certain Credit Agreement, dated as of June 13, 2005 (as the same may have been amended, restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders waive Defaults and Events of Default arising from (i) certain cross-defaults with respect to the Subordinated Debt, (ii) the breach of Section 6.10 of the Credit Agreement arising from the existence of certain restrictions on the ability of Distribution One, LLC, a Delaware limited liability company (“Distribution LLC”), to loan money to its members as contained in its operating agreement (such breach, the “Distribution Default”), and (iii) any defaults with respect to the Borrower’s failure to promptly notify the Agent of the defaults described in clauses (i) and (ii) above, and the Lenders have agreed to waive such Defaults and Events of Default subject to the occurrence of the Effective Date (as hereinafter defined in Paragraph 11 below), the amendments to the Credit Agreement as set forth below, and the additional covenants of the Borrower as set forth below, all subject to and upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Definitions

1. As used herein, all terms that are defined in the Credit Agreement after giving effect to this Amendment shall have the same meanings herein.

Amendments to Credit Agreement

2. Amendments to Section 1.01.  Section 1.01 of the Credit Agreement is hereby amended as follows:

(a) by deleting the definition of “Borrowing Request” in its entirety and replacing it with the following:

“‘Borrowing Request’” means a request by the Borrower for a Borrowing in substantially the form attached hereto as Exhibit E.”;

(b) by adding the following new sentence at the end of the definition of “LIBO Rate”:

“Notwithstanding the foregoing, at no time shall the “LIBO Rate” be a rate that is less than 1.00% per annum.”; and

(c) the last two sentences of the definition of “Revolving Commitment” shall be replaced in their entirety with the following:

“The amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in an Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.  The aggregate amount of the Lenders’ Revolving Commitments is $500,000,000 until March 30, 2010, and thereafter $400,000,000.”

3. Amendment to Section 2.13(c).  Subsection 2.13(c) of the Credit Agreement is hereby amended by: (a) replacing the comma immediately prior to subclause (c)(ii) thereof and inserting the word “or” in place thereof and (b) inserting the following new text immediately prior to the phrase “upon the request of the Required Lenders” in subclause (c)(ii): “with respect to this subclause (ii),”.

4. Amendment to Section 6.10.  Section 6.10 of the Credit Agreement is hereby amended by (a) deleting “or” at the end of clause (v) thereof, (b) replacing the period at the end of clause (vi) thereof with “; or”, and (c) inserting the following new clause (vii) immediately following clause (vi) thereof:

“(vii) any restriction or encumbrance contained in the operating agreement of Distribution One, LLC as in effect on March 24, 2010.”

5. Amendment to Schedule 2.01.  Schedule 2.01 to the Credit Agreement is hereby replaced in its entirety with the attached Exhibit B.

6. Form of Borrowing Request.  The Form of Borrowing Request attached hereto as Exhibit A will be added to the Credit Agreement as “Exhibit E”.

Additional Agreements

7. Limitation on Use of Proceeds.

(a) From and after the Effective Date, the Borrower hereby agrees that the Borrower will not make, and will cause each of its Restricted Subsidiaries not to make, any Acquisitions, including Permitted Acquisitions, using any cash proceeds of the Revolving Loans; provided, however, that the Borrower and its Restricted Subsidiaries shall be allowed to use cash proceeds of the Revolving Loans to make Permitted Acquisitions in accordance with the Credit Agreement after December 31, 2010; provided, however, that in no event shall cash proceeds of any Disposition or Recovery Event that have been used to repay the Revolving Loans (without a corresponding permanent reduction in the Revolving Commitment) be considered cash proceeds of the Revolving Loans if such cash proceeds are reborrowed to acquire replacement or substitute assets in accordance with Section 2.11(d) of the Credit Agreement.

(b) From and after the Effective Date, the Borrower will not, and will cause each of its Restricted Subsidiaries not to repurchase any Equity Interest in the Borrower using any cash proceeds of the Revolving Loans.

8. Additional Collateral.  As soon as commercially practical, and in any event within 60 days of the Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), the Borrower shall deliver to the Agent, for the benefit of the Lenders, (a) fully executed deposit account control agreements, in form and substance reasonably satisfactory to the Agent, for each account listed on Schedule 1 hereof, and from and after the date hereof, the Borrower and each of its Restricted Subsidiaries will not open any additional deposit accounts unless the depository bank enters into a deposit account control agreement in form and substance reasonably satisfactory to the Agent, and (b) fully executed mortgages or leasehold mortgages, as applicable, in form and substance reasonably satisfactory to the Agent, for each property listed on Schedule 2 hereof; provided, however, that with respect to any leased real property listed on Schedule 3 in which the lease prohibits the granting of such a leasehold mortgage (or requires the consent of the landlord to provide such leasehold mortgage), the Borrower shall only be required to use its commercially reasonable efforts to cause the applicable landlord to consent to such leasehold mortgage; provided, further, that with respect to any owned property listed on Schedule 3 subject to a lease which requires the consent of the lessee to provide such mortgage, the Borrower shall only be required to use its commercially reasonable efforts to cause the applicable tenant to consent to such mortgage.

9. Waiver.  Subject to the satisfaction or written waiver of the conditions to effectiveness set forth in Paragraph 11 and the other terms and conditions hereof, the Required Lenders hereby waive:

(a)  any Default or Event of Default under the Credit Agreement arising solely out of the Loan Parties’ breach of (i) Sections 4.04(c) and 4.17 of the 2005 Senior Subordinated Debt Documents and (ii) Sections 4.04(c) and 4.17 of the 2001 Senior Subordinated Debt Documents, in each case, arising solely as a result of the failure of the following Subsidiaries to execute a subsidiary guarantee in favor of the applicable trustee: (A) Interactive One, LLC, a Delaware limited liability company (“Interactive LLC”), (B) Interactive One, Inc., a Delaware corporation, (C) Community Connect, LLC, a Delaware limited liability company, (D) Community Connect, Inc., a Delaware corporation, (E) Distribution LLC, and (F) Radio One Distribution Holdings, LLC, a Delaware limited liability company;

(b) any Default or Event of Default under the Credit Agreement arising solely out of the Distribution Default; and

(c) any Default or Event of Default under Section 5.02(a) of the Credit Agreement arising solely as a result of the Borrower’s failure to promptly notify the Agent of the Defaults and Events of Default described in subsections (a) and (b) of this Paragraph 9.

10. Delivery of Guarantee Agreement.  The Borrower shall cause Interactive LLC to execute and deliver to the Agent, an Assumption Agreement, substantially in the form of Exhibit C hereto.  Notwithstanding any provision in the Credit Agreement to the contrary, the delivery by Interactive LLC of such Assumption Agreement and the delivery by Interactive LLC of senior subordinated guarantees of the obligations under the 2001 Senior Subordinated Debt Documents and the 2005 Senior Subordinated Debt Documents shall not cause Interactive One to cease to be an Unrestricted Subsidiary or otherwise affect Interactive One’s designation as an Unrestricted Subsidiary.

Miscellaneous

11. Conditions to Effectiveness. The amendments set forth in Paragraphs 2 through 6 hereof, and the waiver set forth in Paragraph 9 of this Amendment shall not become effective until the date (the “Effective Date”) on which: (a) this Amendment shall have been executed by the Borrower and the Required Lenders, and the Agent shall have received executed counterparts from all parties hereto, (b) the Assumption Agreement described in Paragraph 10 hereof shall have been executed by Interactive One and shall have been delivered to the Agent, (c) Loughlin Meghji + Company (the “Financial Advisor”), shall have received payment or reimbursement of any and all reasonable invoiced fees, out-of-pocket expenses and other amounts owed by the Borrower, and invoiced prior to 2:00 p.m. New York City time on March 29, 2010, pursuant to that certain letter agreement, dated as of January 28, 2010, by and among the Financial Advisor, Morgan, Lewis & Bockius LLP, the Agent, and the Borrower, and (d) Morgan, Lewis & Bockius LLP shall have received payment or reimbursement of any and all reasonable invoiced fees, out-of-pocket expenses and other amounts owed by the Borrower pursuant to the Credit Agreement, and invoiced prior to 2:00 p.m. New York City time on March 29, 2010.

12. Limited Effect.  Except as expressly modified by this Amendment, each of the Loan Documents are ratified and confirmed and are, and shall continue to be, in full force and effect in accordance with their respective terms.  Each Loan Party acknowledges and agrees that such Loan Party is truly and justly indebted to the Lenders and the Agent for the Obligations, without defense, counterclaim or offset of any kind, other than as provided in the Loan Documents, and such Loan Party ratifies and reaffirms the validity, enforceability and binding nature of such Obligations.  The Borrower acknowledges and agrees that nothing in this Amendment shall constitute an indication of the Lenders’ willingness to consent to any other amendment or waiver of any other provision of any of the Loan Documents or a waiver of any Default or Event of Default except as set forth herein.  Nothing contained in this Amendment shall be construed as a waiver of any rights the Agent or any Lender may have and all rights of the Agent and each Lender as a secured creditor in any proceeding are expressly reserved.

13. Representations and Warranties.  Each Loan Party represents and warrants to the Lenders, to induce the Lenders to enter into this Amendment, that (a) no Default or Event of Default (other than the Defaults and Events of Default described in Paragraph 9 hereof), exists on the date hereof, (b) each Loan Party is in compliance with all indentures, agreements and other instruments binding upon it or its property, except where the failure to be in compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (c) this Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Loan Parties that are parties hereto and thereto, enforceable against such Loan Parties in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to principles of equity, regardless of whether considered in a proceeding in equity or at law, (d) each of the representations and warranties made by any Loan Party in the Credit Agreement and each other Loan Document is true and correct in all material respects as of the date hereof except where such representation or warranty relates to a specific date, in which case such representation or warranty was true and correct in all material respects as of such date, (e) the execution, delivery and performance by the applicable Loan Parties of this Amendment have been duly authorized by all necessary partnership, corporate or limited liability company action, as applicable, (f) Schedule 1 hereto is a complete and accurate list of any and all bank accounts of the Borrower and any if its Restricted Subsidiaries as of the date hereof and (g) Schedules 2 and 3 hereto, collectively, are a complete and accurate list of all owned and leased real property of the Borrower and any of its Restricted Subsidiaries on which radio towers or antenna are situated.

14. Release.  Each Loan Party does (and agrees to cause each other Loan Party to), for itself and its successors and assigns, remise, release, discharge and hold harmless the Agent and each Lender and their respective predecessors, successors and permitted assigns and each of their respective officers, directors, agents, employees, attorneys and financial and other advisors (each such Person, a “Releasee”) from all claims, demands, debts, sums of money, accounts, damages, judgments, financial obligations, actions, causes of action, suits at law or in equity, of any kind or nature whatsoever, whether or not now existing or known, which any Loan Party or its successors or assigns has had or may now or hereafter claim to have against any Releasee in any way arising from or connected with the Loan Documents or the arrangements set forth therein or transactions thereunder, in each case, to the extent arising, accruing or occurring on or before the date hereof.

15. Acknowledgement.  Each of Loan Parties hereby confirms and acknowledges as of the date hereof that it is validly and justly indebted to the Agent and the Lenders for the payment of all Obligations under the Credit Agreement without offset, defense, cause of action or counterclaim of any kind or nature whatsoever.

16. Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  A fax copy or .pdf copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes.

17. Applicable Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first written.

BORROWER:

RADIO ONE, INC. By: ___________________ Name: Title:

Acknowledged and Agreed: GUARANTORS:

RADIO ONE LICENSES, LLC
BELL BROADCASTING COMPANY
RADIO ONE OF DETROIT, LLC
RADIO ONE OF ATLANTA, LLC
ROA LICENSES, LLC
RADIO ONE OF CHARLOTTE, LLC
CHARLOTTE BROADCASTING, LLC
RADIO ONE OF NORTH CAROLINA, LLC
RADIO ONE OF BOSTON, INC.
RADIO ONE OF BOSTON LICENSES, LLC
BLUE CHIP BROADCASTING, LTD.
BLUE CHIP BROADCASTING LICENSES, LTD.
HAWES SAUNDERS BROADCAST PROPERTIES, INC.
RADIO ONE OF INDIANA, LLC
RADIO ONE OF TEXAS II, LLC
SATELLITE ONE, LLC
NEW MABLETON BROADCASTING CORPORATION
RADIO ONE DISTRIBUTION HOLDINGS, LLC
DISTRIBUTION ONE, LLC
RADIO ONE MEDIA HOLDINGS, LLC
INTERACTIVE ONE, INC.
COMMUNITY CONNECT, INC.
COMMUNITY CONNECT, LLC

By:     ___________________
Name:
Title:

RADIO ONE OF INDIANA, L.P.

By Radio One, Inc., its general partner

By: ___________________
Name:
Title:

Signature Page to Third Amendment to Credit Agreement and Waiver

WELLS FARGO BANK, N.A. (formerly known as WACHOVIA BANK, NATIONAL ASSOCIATION), as Agent and Lender By: ___________________ Name: Title:

Signature Page to Third Amendment to Credit Agreement and Waiver

[LENDER] By: ___________________ Name: Title:

Signature Page to Third Amendment to Credit Agreement and Waiver